UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 9, 2018

NV5 GLOBAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35849	45-3458017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Park Road, Suite 350 Hollywood, Florida	33021
(Address of Principal Executive Offices)	(Zip Code)

(954) 495-2112

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into Material Definitive Agreement.

On August 9, 2018, NV5 Global, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Roth Capital Partners, LLC, as representative of the several underwriters identified therein (the “Underwriters”) and the Wright Family Trust December 12, 1990 (the “Selling Shareholder”), relating to public offering (the “Offering”) of 1,270,000 shares of the Company’s common stock, par value $0.01 per share (the “Firm Shares”) by the Company. Pursuant to the Underwriting Agreement, the Selling Shareholder granted the Underwriters a 30-day option to purchase up to an additional 190,500 shares (the "Option Shares" and together with the Firm Shares, the “Shares”) of common stock.

The Underwriters agreed to purchase the Firm Shares from the Company with the option to purchase the Option Shares from the Selling Shareholder, pursuant to the Underwriting Agreement, at a price of $73.865 per share. The shares of the Company’s common stock were offered, issued and sold under a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to an effective shelf registration statement filed with the SEC on Form S-3 (Registration No. 333-224392) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contained customary representations, warranties and agreements by the Company and the Selling Shareholder, customary conditions to closing, indemnification obligations of the Company, the Selling Shareholder and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and were subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Loeb & Loeb LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

Item 7.01	Regulation FD Disclosure.

On August 9, 2018, the Company issued a press release announcing that it had priced the Offering. On August 13, 2018, the Company issued a press release announcing that it had closed the Offering of the Shares. A copy of these press releases are attached as Exhibits 99.1 and 99.2 to this Current Report and incorporated by reference into this Item 7.01.

Item 8.01	Other Events.

On August 13, 2018, the Company closed the Offering of the Shares at a price of $79.00 per share for net proceeds of approximately $93.5 million to the Company for the Firm Shares, after deducting the underwriting discount and estimated offering expenses payable by the Company. The Shares are listed on The NASDAQ Capital Market.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement between and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Roth Capital Partners, LLC, as representative of the several Underwriters and the Wright Family Trust December 12, 1990 dated August 9, 2018.

5.1	Opinion of Loeb & Loeb LLP
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
99.1	Press Release, dated August 9, 2018
99.2	Press Release, dated August 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2018

NV5 GLOBAL, INC.

By: /s/ Michael P. Rama Name: Michael P. Rama Title: Vice President and Chief Financial Officer

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